Exhibit 99.1
One Horizon Group Investor Update Call

Conference Details: Confirmation #: 13576506 Call Length: 1 hour Lines: 50 Conference Date: 2/26/14 Conference Start Time: 12 p.m. Eastern Standard Time Pre-Record Message: No Moderator: JOHN MATTIO	Participant Dial-In Numbers: TOLL-FREE 1-877-407-0784 TOLL/INTERNATIONAL 1-201-689-8560 CONFERENCE ID: 13576506
Moderator/Speaker Dial-In Numbers (for Brian Collins, Martin Ward): TOLL-FREE 1-877-407-0790 TOLL/INTERNATIONAL 1-201-689-8561	Replay Dial-In Numbers: TOLL-FREE 1-877-870-5176 TOLL/INTERNATIONAL 1-858-384-5517 From: 2/26/14 Eastern Standard Time To: 3/5/14 at 11:59 p.m. Eastern Standard Time Replay Pin Number: 13576506

Operator:   Opening and standard introduction.
John Mattio: Thank you, operator. Welcome everyone to the One Horizon Group virtual non-deal roadshow. Joining us from the company are Mr. Brian Collins, Founder and Chief Technology Officer, and Mr. Martin Ward, Chief Financial Officer.   Brian has recently attended the Mobile World Congress in Barcelona and is now in the UK, meeting with a potential customer for One Horizon.  Brian will walk you through the presentation – which is available on the company’s website at www.onehorizongroup.com. After the company’s prepared comments, we will open up the floor for your questions.

Before we begin the formal remarks, I’d like to remind everyone that some of the statements made on this conference call and webcast, including statements regarding expected future financial results and industry growth, are forward-looking statements that involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described in this conference call. For more information regarding the company including those risks identified in the section entitled "Risk Factors" in its regulatory filings with the SEC, please refer to its form 10-Q and 10-K filed with the SEC.

At this time, I would now like to turn the call over to Mr. Brian Collins. Brian, the floor is yours…….

Mr. Brian Collins:
Thank your for all who joined today’s call and we look forward to an educating introduction on One Horizon Group and why we think ourselves an excellent investment as our currently listed, OTCQB OHGI shares.

Since some of you are hearing the story for the first time, we wanted to break down our presentation today into three (3) parts.  First about us and our Company, second is about some macro sector and issues affecting carriers and third a review of our investor power point to demonstrate how we believe One Horizon is addressing this large market.

(OUTLINE of TALK POINTS – Brian, you can walk through them one by one)

PART 1
About the History of One Horizon
Reasons for creation, genesis of business
Go-Public Overview and plans to graduate to a higher exchange
Operations Location – Why Switzerland?
Locations of Customers
Unique positioning statement and mission of the Company
About the Staff at One Horizon
About Brian (me)
On the Management Team
About other programmers and engineers

PART 2
What is VoIP and what does it do?
Who are the major players in VoIP now and why?
What does OTT mean?  Why is it an issue for carriers?
Why would carriers want part of this market?
What problem will is solve?  What are the upsides and what are the downsides?
How could they make more money?  What is the proof?

PART 3 – Review of the PPT which I would like you to focus on certain slides per below.

Brian:

Now, let’s get into the presentation itself which we hope is now up on your screen.

This is the investor PowerPoint we are using to market ourselves to the Street and educate investors on our investment thesis and value add in this unique space.   Some of the information I have already reviewed above, thus I will spend more time on some slides than others.   If you now have this on your screens, please follow along with me.

(Below is a slide by slide talk-thru with suggested speaking points and other times I suggest you reiterate the text itself.  You can amend as you feel necessary. As you transition between slides, please queue the audience to move to slide number “x”)

Cover:  This is a good depiction of what we do…connecting people.

P2:   John read our Safe Harbor earlier for you.

P3:   Review of “Snapshot” slide.  Just read through it.

P4:   This reiterates what I discussed above, so let me highlight a few important additions from this slide.   (Talk to all points in bold)

P5:   This is what we are addressing as a Company, the proliferation of smartphones and the growth of such in emerging markets, mostly in Asia.  (Hit some numbers here)

P6:   Now this is what carriers are experiencing in what many carriers call their “pain points”.   (Read through the points)

P7:   Here is the biggest issue….how do they handle the load?   (Review all points)

P8:   (ready through the slide, add color where necessary). (You may also need to add more color on the last point on the Operator App…needs explanation).

P9:   (Review of the carrier services)

P10: So this is how it plays out in our marketplace and revenue generation abilities.  We look at the world from both Tier 1 and Tier 2 companies.  Though Tier 1s are the goals, we think there is still a lot of ‘wood to chop’ with tier 2 and a faster entrance point.  (Review the slide).

P11: This slide may get a bit technical for many, so let me simplify it.  The woman and the man are both using our system though they do not know it as the carrier is the one with the software installed internally and which also appears as a carrier specific app button on their phones.  If the woman prefers to make a cost-effective VoIP call, she opens the carrier app, dials her number or selects the receiving party form her address book, places the call over the internet, and the phone rings on the receiving gentleman’s end, as if it is a direct call.  (Add more color as needed).

P12: As you can see, our customers are well-known, respected and widely used carriers.

P13: Carriers you saw on the slide before look to us to save a combination of bandwidth concerns, and also provide a cost effective and value-added option to OTT apps.

P14: This demonstrates our model in dollars and cents.

P15: (Read through the benefits)

P16: Now, onto our competitors, many of which are well known brands, but you see, none of them are actual carriers.  (Make sure to tell the story about line quality for this apps vs. carrier sponsored lines.)

P17: This slide has more detail, but I think you understand the messages.   We do all the things OTTs do, better and many things we are the only Company executing for carriers.

P18-22: (Walk the audience through all your growth strategies in your own words. I have found this freeform to be better for Management teams rather than a scripted version.  NB – no mention of any additional estimates other than what is in the PPT….IMPORTANT.”

P23: (already covered in opening section)

P24: I would like to focus your attention to two areas, our revenues for the first half of 2013 and our profitability.  We have guided $21.4 million for the FY2013 and expect to be on target for this figure.  We plan to report our YE2013 earrings before (DATE),    At this moment, we are not providing any additional guidance for 2014 at this time.  As we review our plans, we certainly expect to grow again, double digit in 2014 however we hope you understand we would like to be sure of our guidance numbers on a go forward basis.   Meet and Beat is what we would like to accomplish for our investors in 2014.  We will be back in touch shortly on our expectations and other new developments unfolding in 2014.

P25: In summary, let me review why we think we are a good investment.  (Review each point.)

P26: Here are our contact details and information.  I think you would find us to be very investor friendly and will be in NYC the week of the 10th of March for meeting with investors during a non-deal road show, and participation at the Northland Capital Conference at the OMNI HOTEL on March 12th.  A PR announcing our participation is coming out shortly after this call.  If you would like to meet with us, please contact John Mattio of the MZ Group.

Thank you for your interest in One Horizon Group. We appreciate your joining today’s call. We are now ready to take your questions.

OPERATOR TO QUEUE QUESTIONS